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                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  June 26, 2000

                          PRIME CAPITAL CORPORATION
           --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                    000-14888                36-3347311
-----------------------------      ----------------       -------------------
(State or other jurisdiction       Commission File         (I.R.S. Employer
      of incorporation)                Number             Identification No.)


         10275 West Higgins Road, Suite 200, Rosemont, Illinois 60018
         ------------------------------------------------------------
                 (Address of principal executive offices)

      Registrant's telephone number, including area code (847) 294-6000
                                                         ---------------


       ___________________________________________________________________
         (Former name or former address, if changed since last report.)


ITEM 5.  OTHER EVENTS.

On June 26, 2000, the Company issued a Press Release, announcing that the Company and Finantra Capital, Inc. have discontinued negotiations for the purchase of all of the Company's issued and outstanding common shares and that the Company is pursuing all alternatives including a liquidation of the Company's assets. As a result of the prolonged negotiations with Finantra and cash flow problems, the Company has failed to timely file its Form 10-K and 10-Q and does not anticipate making such filings in the near future. Further, the Company has reduced its workforce by approximately 50% to minimize expenses during this period. A copy of the Press Release is attached hereto as Exhibit 99.1 and the information contained in the Press Release is incorporated herein by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Press Release, dated June 26, 2000.

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ITEM 7  EXHIBITS

99.1    Press Release Dated June 26, 2000


                                 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 PRIME CAPITAL CORPORATION
                                 (Registrant)


Dated:  June 26, 2000            By: /s/ James A. Friedman
                                     -----------------------------------------
                                     James A. Friedman
                                     President and Chief Executive Officer